                                                                     EXHIBIT 3.2


                                   MEMORANDUM

                                  and ARTICLES


                              TTC/TRUCK TECH CORP.

                                    CONTENTS

PART        ARTICLE                                                      PAGE
----        -------                                                      ----
1           Interpretation.............................................    1
2           Shares and Share Certificates..............................    1
3           Issue of Shares............................................    2
4           Transfer of Shares.........................................    2
5           Transmission of Shares.....................................    2
6           Share Registers............................................    3
7           Purchase and Redemption of Shares..........................    3
8           Borrowing Powers...........................................    3
9           General Meetings...........................................    3
10          Proceeding at General Meetings.............................    4
11          Votes of Members...........................................    5
12          Directors..................................................    6
13          Election, Appointment and Retirement of Directors..........    6
14          Proceedings of Directors...................................    6
15          The Seal...................................................    7
16          Officers...................................................    7
17          Indemnification and Protection of Directors,
               Officers and Employees .................................    7
18          Dividends and Reserve......................................    8
19          Accounting Records.........................................    9
20          Notices....................................................    9

21          Record Dates................................................   9
22          Prohibition.................................................   9
23          Liens.......................................................   9
24          Rights and Restrictions (if any)............................

                                INDEX TO ARTICLES

ACCOUNTING RECORDS......................................................

AUDITORS................................................................

BORROWING POWERS........................................................

CAPITAL, INCREASE OF....................................................

DEBENTURES
       Register of......................................................

DIRECTORS
       Additional, Appointment of.......................................
       Alternative, Appointment of......................................
       Committees of....................................................
       Conflict of Interest.............................................
       Delegation of Powers.............................................
       Disqualification of..............................................
       Election of......................................................
       Indemnification of...............................................
       Insurance........................................................
       Liability of.....................................................
       Qualifications...................................................
       Number of........................................................
       Proceedings Generally............................................
         Chairman.......................................................
         Consent Resolution.............................................
         Majority.......................................................
         Notice.........................................................
         Quorum.........................................................
         Meetings by telephone, etc.....................................
       Remuneration.....................................................
       Resolution in Writing............................................
       Vacancy..........................................................
       Validation of Acts...............................................

DIVIDENDS...............................................................
       Declaration of...................................................
       Deductions from..................................................
       Distributions of.................................................


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
       Interest.........................................................
       Manner of Payment................................................
       Reserves.........................................................
       Transfer of Shares...............................................

                                   COMPANY ACT

                                    ARTICLES

                                       OF

                              TTC/TRUCK TECH CORP.

PART 1 - INTERPRETATION

1.1 In these Articles, unless the context otherwise requires:

      (a) "Board of Directors", "Board" and "Directors" mean the director or directors of the Company;

      (b) "Company Act" means the Company Act of the Province of British Columbia and any Act enacted in substitution therefor and all amendments thereto and includes all regulations made pursuant thereto;

      (c) "Registered Address" means the address recorded in any register maintained by the Company pursuant to the provisions of the Company Act.

1.2 Expressions referring to writing including references to printing, lithographing, typewriting, photography, and other modes of representing or reproducing words in a visible form.

1.3 Words importing the singular include the plural, and vice versa. Words importing a male person include a female person and a corporation.

1.4 "Will" is to be construed as imperative.

1.5 The definitions contained in the Company Act apply to these Articles if no inconsistency is created.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1 Every share certificate issued by the Company will be in such form as the Directors approve and will comply with the Company Act.

2.2 Any share certificate may be delivered to the holder by sending it by prepaid registered mail to his Registered Address. Where a share is held by two or more persons, delivery of the certificate for the share to the holder named first in the register of members is sufficient delivery to all.

2.3 If a share certificate is worn out or defaced, the Directors may, upon production of the certificate and upon such other terms as they may require, order the certificate to be cancelled and issue a new certificate in its place.

2.4 If a share certificate is stolen, lost or destroyed, the Directors may, upon proof to the satisfaction of the Director and upon such indemnity as the Directors may require being provided, issue a new certificate in its place.

2.5 Subject to the Company Act, the Company may treat a person whose name is entered in the register of members as the absolute owner of any share and, unless otherwise ordered by a Court of competent jurisdiction, the Company is not bound to recognize any equitable or other claim to or interest in the share on the part of any other person.

PART 3 - ISSUE OF SHARES

3.1 The unissued shares of the Company and those acquired a redemption, purchase or other acquisition of its shares by the Company are under the control of the Directors who may, subject to the rights of the members, issue ________ grant options, or otherwise dispose of the shares to such persons, including the Directors, and upon such terms and conditions as the Directors may determine and the Company Act may prescribe.

3.2 Subject to the Company Act, the Directors may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. The Directors may also pay brokerage.

3.3 The Directors may determine the price or consideration for which shares without par value are issues.

3.4 Subject to the Company Act, the Company may issue share purchase warrants upon such terms and conditions as the Directors may determine. Share purchase warrants may be issued alone or in conjunction with any other security issued or created by the Company.

3.5 The Company may by special resolution alter its Memorandum to increase the share capital of the Company.

PART 4 - TRANSFER OF SHARES

4.1 Subject to the restrictions set forth in these Articles, a member may transfer any share by instrument in writing executed by or on behalf of the member and delivered to the secretary or the transfer agent of the Company. The instrument or transfer of any share will be either in the form provided on the back of the Company's form of share certificate or in any other form which the Directors may approve. If the Directors so require, each instrument of transfer will be in respect of on class of shares only.

4.2 Where an instrument of transfer together with the share certificate and such other evidence of title as the Director may require is delivered to the Company, the Directors will, subject to the restrictions set forth in these Articles, cause the name of the transferee to be entered into the register of members, but the transferor remains the holder of the share until the name of the transferee is entered into the register of members.

4.3 The signature of a member or his duly authorized attorney upon the instrument of transfer constitutes authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in the instrument of transfer as transferee or, if no person is named, in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the secretary or the transfer agent of the Company.

4.4 The Company and its Directors, officers and agents are not bound to inquire into the title of a transferee and they are not liable to any person for registering a transfer of shares.

4.5 The Directors may prescribe the sum to be paid to the Company to register any transfer.

PART 5 - TRANSMISSION OF SHARES

5.1 If a member dies and his share is not held by two or more persons, the legal representative of the deceased will be the only person recognized by the Company as having any title to or interest in the share.

5.2 If a member dies and his share is held by two or more persons, the surviving holder or holders of the share and the legal representative of the deceased will be the only persons recognized by the Company as having an interest, if any, in the share.

5.3 Before recognizing any legal representative of a deceased member, the Directors may require him to obtain a grant of Letters Probate or Letters of Administration in the Province of British Columbia.

5.4 A person who is entitled to a share because of the death or bankruptcy of a member, upon producing the evidence required by the Directors and the Company Act, may be registered as holder of the share or may transfer the share but the Directors will in either case have the same rights under Article 22.3 as they have in the case of a share transfer before death or bankruptcy.

5.5 A person who is entitled to a share because of an order of a Court of competent jurisdiction or because of a statute upon producing such evidence as the Directors may require, may be registered as the holder of the share.

5.6 The person entitled to a share by reason of the death bankruptcy of a member is entitled to the same dividend and other advantages as those to which he would be entitled if he were the member, but he will not be entitled in respect of it to vote or exercise any other rights conferred by membership in respect of meetings of the Company until his name appears in the register of members.

PART 6 - SHARE REGISTERS

6.1 The Company will keep or cause to be kept a register of members, a register of allotments, and a register of transfers. The Company may keep or cause to be kept a separate register in respect of each class of shares.

6.2 The Directors may appoint a Trust Company to keep the registers referred to in Article 6.1 and, if a separate register is to be kept in respect of any class of shares, the Directors may appoint the same or a different Trust Company to keep the register in respect of any class of shares. The Directors may appoint the same or a different Trust Company as the Company's transfer agent.

6.3 Subject to the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may determine.

PART 7 - PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the special rights and restrictions attached to shares, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares upon the terms specified in the resolution or may redeem any class of shares in accordance with the special rights and restrictions attached thereto.

7.2 If the Company may not vote any share that it has redeemed or purchased.

PART 8 - BORROWING POWERS

8.1 The Directors may on behalf of the Company:

      (a)   borrow money upon such terms and conditions as they think fit;

      (b) issue bonds, debentures, or other debt obligations either outright or as security for any liability or obligation of the Company; and

      (c) mortgage, pledge, charge, or give other security on the whole or any part of the property, assets and undertakings of the Company, present and future.

8.2 The Directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount or premium and with such rights or privileges as the Directors may determine at or before the time of issue.

8.3 The Company may keep one or more branch registers of its debentureholders inside or outside the Province of British Columbia as the Directors may determine.

PART 9 - GENERAL MEETINGS

9.1 Subject to the Company Act, the first annual general meeting will be held within 15 months from the date of the incorporation, and thereafter an annual general meeting will be held once in every calendar year at the time (not being more than 13 months after the holding of the last preceding annual general meeting) and the place that is prescribed by the Directors. In default of the meeting being held, the meeting may be convened by any one or more members in accordance with the Company Act.

9.2 Notwithstanding Article 9.1, if the Company is not a reporting Company under the Company Act, it is not necessary to hold a meeting if all the members entitled to attend and vote at the meeting consent in writing to the business to be transacted at the meeting.

9.3 The Directors may, at any time, convene a general meeting.

9.4 Notice of a general meeting will be sufficient if it specifies:

      (a)   the place, day and hour of the meeting;

      (b) the general nature of any special business to be transacted at the meeting; and

      (c) that any documents to be considered with any special business will be available for inspection by the members a place designated in the notice during business hours on any working day or days up to the date of the meeting and at the meeting.

9.5 Accidental omission to give notice of a meeting to any member or the non-receipt of notice of a meeting will not validate the proceedings at that meeting.

9.6 The period of notice of a general meeting may be reduced or waived by unanimous consent in writing of the member entitled to attend and vote at the meeting.

9.7 All business conducted at a general meeting is to be special with the exception of electing directors, appointing and fixing the remuneration of the auditors, and considering the financial statements and the reports of the Directors as auditors.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1 No business will be transacted at any general meeting unless a quorum of members entitled to vote is present at the time when the meeting convenes.

10.2 Members personally present, being not less than two (or, if the Company has only one member, one) and who hold, represent by proxy in the aggregate not less than one-tenth of the issued capital of the Company entitled to vote, constitute quorum.

10.3 If a quorum is not present within one-half hour from the time appointed for a meeting, then the meeting, if convened upon the requisition of members, will be dissolved. In any other case, the meeting will stand adjourned to the same day in the next week, at the same hour and place. If at the adjourned meeting a quorum is not present within one-half hour from the time appointed for the meeting, the members present will constitute a quorum.

10.4 The chairman of the Board or, in his absence, the president of the Company will preside as chairman at every meeting of the Company.

10.5  If, at any meeting:

      (a)   there is no chairman or president;

      (b) the chairman or president is not within five minutes after the time appointed for holding the meeting;

      (c) the chairman or president is unwilling to act as chairman, the members present may choose a chairman for the meeting,

the members present may choose a chairman for the meeting.

10.6 The chairman may, with the consent of any meeting, and will, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business __________


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

unfinished at the meeting from which the adjournment took place. When a meeting is adjourned to an unspecified time and place, not less than seven days' notice of the adjourned meeting will be given, but it is not otherwise necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting.

10.7 Subject to the Company Act, every question submitted to a general meeting will be decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is directed by the chairman or demanded by a member or a proxy holder entitled to vote. A declaration by the chairman that, on a show of hands, a resolution has been carried, or defeated, together with an entry to that effect in the minute book of the Company is conclusive evidence of the fact.

10.8 If a poll is demanded, it will be taken in such manner as the chairman directs, and the result of the poll is effective from the time of the meeting at which the poll is demanded. The demand for a poll may be withdrawn. Any poll demanded on the election of the chairman of a meeting or on any question of adjournment will be taken at the meeting without adjournment.

10.9 In the case of an equality of votes, the chairman of the meeting will not have a second or casting vote.

10.10 The demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

PART 11 - VOTES OF MEMBERS

11.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hand every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

11.2 Subject to the rights or restrictions attached to any class of shares, any corporation which is a member and which is not a subsidiary of the Company is entitled to vote at any meeting of the Company and may appoint a person to act as its representative at the meeting.

11.3 In the case of two or more registered holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the others, and for this purpose seniority is determined by the order in which their names stand in the register of members.

11.4 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee. A committee may appoint a proxy holder.

11.5 On a poll, votes may be cast either personally or by proxy.

11.6 A proxy and any power of attorney or other authority under which it is signed or a notarially certified copy of the power of authority will be deposited at the place specified for that purpose in the notice of meeting or, if no place is so specified, at the registered office of the Company before the time for holding the meeting at which the person named in the proxy proposes to vote, or such earlier time as the Directors may determine. In default the proxy will not be treated as valid.

11.7 A proxy will be in writing under the hand of the appointor and, if the appointor is a corporation, under the hand of an officer or attorney duly authorized for that purpose. A proxy holder is not required to be a member.

11.8 A proxy will be in the following form or in any form the Directors approve:

            The undersigned hereby appoints
            ________________________________________________ of
            ________________________________________________ or
            ______________________, of _____________________ (or failing him
            ________________________, of ______________________________) as
            proxy holder for the undersigned to attend at and vote for and on behalf of the undersigned at the (annual ______ extraordinary, as the case may be) general meeting of the Company, to be held on the ______________ day of _____________________________, and at any
            adjournment of that meeting.

            Signed this ________ day of ______________, 19____

            The form of and the authority conferred by a proxy will comply with the Company Act.

11.9 A proxy may be revoked at any time before it is exercised.

PART 12 - DIRECTORS

12.1 Unless the number of Directors is determined by ordinary resolution, the number of Directors, including additional Directors, will be not be less than one (or, if the Company is a reporting company, not less than three), and not more than 20. Within this range the number of Directors may be determined by the Directors.

12.2  A director is not required to be a member.


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

12.3 The remuneration of the Directors may be fixed by the Board, subject to such limitation as may be established by ordinary resolution, and may be in addition to any remuneration they are otherwise entitled to receive.

12.4 It is the duty of a director to comply with the Company Act.

12.5 A director is entitled to be repaid reasonable expenses properly incurred on the business of the Company. If a director is required to perform extra services or is otherwise occupied on the Company's business, he is entitled to receive remuneration to be fixed by the Board or, at the option of the Directors, by the Company in general meeting, and the remuneration may be either in addition to or in substitution for any other remuneration he is entitled to receive.

PART 13 - ELECTION, APPOINTMENT AND RETIREMENT OF DIRECTORS

13.1 Subject to Article 13.3, at each annual general meeting of the Company all Directors will retire from office effective at the termination of the meeting (or, if the members consent in writing to the business required to be transacted at the annual general meeting pursuant to Article 9.2, then on the effective date of the resolution electing Directors) and directors will be elected to fill the offices vacated.

13.2 A retiring director is eligible for re-election.

13.3 If, at a meeting at which an election of Directors ought to take place, the places of retiring directors are not filled, the meeting will stand adjourned until the same day in the next week, at the same time and place. If at the adjourned meeting the places of the retiring directors are not filled, the retiring directors, or such of them as have not had their places filled, will be deemed to have been re-elected at the adjourned meeting.

13.4 Subject to Article 12.1, the Directors may, from time-to-time, appoint a person or persons as an additional director or directors; provided that the number of additional directors shall not at any time exceed 1/3 of the number of directors elected or appointed at the last annual general meeting of the Company.

13.5 A director may, with the approval of the Directors, appoint any person, whether a member or a director of the Company or not, to serve as his alternate director and as such to attend and vote in his place at meetings of Directors. If the appointee is a director of the Company, he will be entitled to two votes, one as a director and the other as an alternate director. If the appointing director so directs, notices of meetings of Directors will be sent to the alternate director and not to the appointing director.

13.6 An alternate director will vacate his office as an alternate director when either:

      (a)   The appointing director ceases to be a director; or


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

      (b) The appointing director removes the appointee from office as an alternate director by notice in writing delivered to the secretary to the Company.

13.7 The Company may, by special resolution, remove any director before the expiration of his period of office and may by ordinary resolution appoint another person in his stead.

13.8 A casual vacancy that occurs among Directors may be filled for the unexpired term by the remaining directors.

PART 14 - PROCEEDINGS OF DIRECTORS

14.1 The Directors may meet together for the conduct of business, and may adjourn and otherwise regulate their meeting as they think fit.

14.2 Unless all directors waive their right to notice or otherwise agree, the secretary or a director will give not less than seven days' notice of any meeting of Directors. Any director may requisition a meeting of Directors by giving notice.

14.3 A majority of votes decides questions arising at any meeting of Directors. In the case of an equality of votes, the chairman will not have a second or casting vote.

14.4 The Directors may fix the quorum necessary for the conduct of their business. If no quorum is fixed, it is a majority of the Board.

14.5 A director who is interested in any contract or transaction will be counted in the quorum for a meeting of Directors but will disclose the nature and extent of his interest at the meeting. Unless authorized by ordinary resolution, a director cannot vote on a contract or transaction in which he is interested.

14.6 The Directors may continue to act if there is a vacancy in their number, but, if the number of Directors is less than the quorum fixed pursuant to these Articles, the continuing Directors may act only to fill the vacancies up to the quorum fixed pursuant to these Articles, or to summon a general meeting of the Company.

14.7 The Directors may elect a chairman for their meetings and determine the period for which he is to hold office. If no chairman is elected, the president will be chairman. If neither the chairman nor the president is present at any meeting of Directors, the directors present may choose a chairman of the meeting.

14.8 The Directors may delegate any of their powers to a committee or committees consisting of such person or persons as they think fit. Any committee so formed will, in the exercise of its delegated powers, conform to any regulations that may be imposed by the Directors.

14.9 No act of the Board or a director is invalid because a defect in the appointment or qualification of a director is discovered subsequently.

14.10 The Directors may, without calling a meeting, pass a resolution by unanimous consent in writing.

14.11 Where by radio, telephone or other means of audible voice transmission, one or more directors are in communication with all directors present at a meeting of directors in such a manner that each director present at such meeting and each director so communicating can speak to and at all times hear what is spoken by each of the other directors who are either present at such meeting or so communicating during such meeting, then and in such case all directors so communicating shall be considered to be present at the meeting and shall be counted as present at the meeting for the purposes of determining a quorum and voting as if they were physically present at the meeting, and any resolution concurred in by such of the directors present and counted as present at such meeting as are required to vote in favor of such resolution at a meeting of directors to pass same shall be deemed to be a resolution of the Board duly passed.

PART 15 - THE SEAL

15.1 The Directors may provide a seal for the Company. The seal of the Company may be affixed to any instrument by, and any instrument may be executed on behalf of the Company in the presence of, any two directors of the Company, or as may be determined by resolution of the Directors.

15.2 The Directors may authorize for use without the Province of British Columbia an official seal, which will be a facsimile of the common seal of the Company with the addition on its face of the name of the Province State or Country where it is to be used.

PART 16 - OFFICERS

16.1 The Directors will appoint or elect a president and secretary of the Company and may appoint or elect such other officer or officers of the Company as in their discretion they think fit. The chairman of the boar and the president are required to be directors.

PART 17 - INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

17.1 Subject to the Company Act, a director or other officer of the Company is not liable for:

      (a) any act, receipt, neglect, or default of any other director or officer;

      (b)   joining in any act for conformity;


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

      (c) loss or damage arising from bankruptcy, insolvency or tortious acts of any person with whom any monies, securities or effects are deposited;

      (d) loss or damage arising or happening to the Company through the insufficiency or deficiency of any security in or upon which assets of the Company may be invested;

      (e)   any loss occasioned by any error or oversight on his part; or

      (f) any loss, damage or misfortune whatsoever happening in the execution of the duties of his office or in relation thereto.

unless it happens through his own dishonesty.

17.2 Subject to the Company Act, the Company will indemnify each and every director, secretary or assistant secretary and each and every former director, secretary or assistant secretary of the Company against all reasonable losses, costs, charges and expenses properly incurred, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding by reason of his having been a director or secretary or assistant secretary of the Company, if:

      (a) he acted honestly and in good faith, with a view to the best interests of the Company and

      (b)   he had reasonable grounds for believing his conduct was lawful.

The result of any action, suit or proceeding does not create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company, or that the person did not have reasonable grounds to believe that his conduct was lawful. The Company will apply to a Court of competent jurisdiction for all approvals of the Court which maybe required to make this Article effective and enforceable. Each director, secretary and assistant secretary on being elected or appointed will be deemed to have contracted with the Company on the terms of the indemnity contained in this Article.

17.3 The Company may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee, or agent of the Company or of any corporation of which the Company is a shareholder.

17.4 The Company may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or of any corporation of which the Company is a shareholder against any liability which may be incurred by him in that capacity.

PART 18 - DIVIDENDS AND RESERVE

18.1 The Directors may by resolution declare dividends, either with or without notice, and pay the same out of any fund of the Company available for that purpose.

18.2 Subject to special rights as to dividends attached to any shares, all dividends will be declared and paid according to the number of shares held.

18.3 The Directors may, before declaring a dividend, set aside out of the profits of the Company such moneys as they think proper as a reserve or reserves which will be applicable for meeting contingencies or equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and the moneys may, pending this application either be employed in the business of the Company or be invested as the Directors think fits.

18.4 No dividends bear interest against the Company.

18.5 The Directors may deduct from any dividend payable to a member all sums of money presently owing by that member to the Company.

18.6 The transfer of shares does not, as against the Company, transfer the right to any dividend declared thereon before registration of the transfer.

18.7 The Directors may, with the approval of the members declare a dividend to be paid wholly or in part by distribution of specific assets including without limitation paid up shares or debentures of the Company and any other corporation.

18.8 The Directors may settle any difficulty which may arise in regard to a distribution as they think expedient, and particular may issue fractional certificates, may fix the value for the distribution of any specific assets and may determine that cash payments will be made to any member upon the basis of the value so fixed or that fractions of less than $1.00 will be disregarded in order to adjust the rights of all parties.

PART 19 - ACCOUNTING RECORDS

19.1 The Directors will cause to be kept books of account, accounting records and such other records as are necessary to comply with the provisions of statutes applicable to the Company.

19.2 The books and records will be kept at such place or places as the Directors may think fit and will be open to inspection by the Directors.


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PART 20 - NOTICES

20.1 Any notice may be given by the Company to any member or director either personally or by sending it by prepaid post or telegram to him at his Registered Address.

20.2 A notice sent by prepaid post or telegram is effective on the day after the date of sending. A notice delivered personally is effective on the day of delivery.

20.3 If a share is held by two or more members, a notice sent to the holder named first in the register of members is effectively given to all the holders thereof.

20.4 A notice may be given by the Company to the person entitled to a share because of the death or bankruptcy of member by sending it by prepaid post or telegram addressed to the person by name, or by the title of the representative or the deceased member or trustee of the bankrupt member, or by any like description, at the address supplied for that purpose or, if no address is supplied, at the Registered Address of the member.

PART 21 - RECORD DATES

21.1 The Directors may fix a date (the "Record Date") within the period permitted by the Company Act for the purpose of determining the identity of persons entitled to receive notice of any meeting, to attend or vote at any meeting, to receive dividend, to exercise a right to purchase shares, or for any other proper purpose. Only those persons whose names appear on the records of the Company on the Record Date will be included for the purposes described in determining the Record Date.

21.2 If no Record Date is fixed by the Directors, the date on which the business is transacted is the Record Date.

PART 22 - PROHIBITION

22.1 The number of members is limited to 15.

22.2 No shares or debt obligations issued by the Company will be offered for sale to the public.

22.3 Shares cannot be transferred without the previous consent of the Directors expressed by resolution of the Board. The Directors are not required to give any reason for refusing to consent to a proposed transfer.

22.4 The provisions of Articles 22.1, 22.2 and 22.3 shall not apply if and so long as the Company is a reporting company.


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PART 23 - LIENS

23.1 The Company has a lien on every share registered in the name of a member for all moneys owing by him to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Part. The Company's lien on a share extends to all dividends payable thereon.

23.2 The Company may sell a share on which there is a lien under this Part in such manner as the Directors think fit, if:

      (a)   the member is indebted to the Company;

      (b) notice stating that the Company intends to sell the shares pursuant to this Part if the indebtedness is not _________ within 14 days from the date of mailing has been given to the member; and

      (c)   14 days have passed since the notice was mailed.

23.3 If any share is sold under this Part and the purchaser's name in entered on the register of members, the purchaser not bound to see to the application of the purchase money, and his title to the share will not be affected by any irregularity or invalidity of the proceedings under this Part.

23.4 The provisions of Articles 23.1, 23.2 and 23.3 shall not apply if and so long as the Company is a reporting company.


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Full names, resident addresses and occupations of Subscribers

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NAME

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NAME

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NAME

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DATED at Vancouver, B.C. this 2nd day of September, A.D. 1987.


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